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                      THIRD AMENDMENT TO CREDIT AGREEMENT


    THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of the 19th day of March, 1996, by and among REGIS CORPORATION, a Minnesota corporation ("Borrower"), each of the lending institutions that is signatory hereto (each, a "Bank" and collectively, the "Banks"), and LaSalle National Bank, a national banking association, as agent for the Banks (in such capacity, the "Agent").


                            W I T N E S S E T H:


    WHEREAS, Banks, Borrower and Agent entered into that certain Credit Agreement dated as of June 21, 1994, as amended by that certain Amendment to Credit Agreement dated as of March 10, 1995 and that certain Second Amendment to Credit Agreement dated as of July 20, 1995 (collectively, the "Agreement"), and now desire to further amend such Agreement pursuant to this Amendment.

    NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

    1. INCORPORATION OF THE AGREEMENT. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in PARAGRAPH 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

    2. AMENDMENT OF THE AGREEMENT. The Agreement is hereby amended as follows:

         (a) The definitions of the terms "ADJUSTED LIBOR RATE", "BASE RATE LOAN", "CONVERSION DATE", "INTEREST PERIOD", "LIBOR", "LIBOR LOAN", "LIBOR MARGIN" and "RESERVE PERCENTAGE" are hereby appended to PARAGRAPH 1.1 as follows:

              "ADJUSTED LIBOR RATE" shall mean a rate per annum determined pursuant to the following formula:


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         Adjusted LIBOR Rate =                   LIBOR
                                ---------------------------------------
                                       100% - Reserve Percentage

              "BASE RATE LOAN" shall mean a Loan bearing interest as specified in PARAGRAPH 3C(i).

              "CONVERSION DATE" means the Business Day on which a Base Rate Loan is converted to a LIBOR Loan.

              "INTEREST PERIOD" means with respect to the LIBOR Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is effected by conversion or continued and concluding on the date thirty (30), sixty (60) or ninety (90) days thereafter, at Borrower's option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding thirty (30), sixty (60) or ninety (90) days thereafter, at Borrower's option; provided, however, that no Interest Period for any LIBOR Loan made under the Credit Commitment may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

              "LIBOR" means for each Interest Period the rate of interest per annum as determined by Agent (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%) or such other integral multiple thereof at which interest rates for LIBOR-based loans are commonly quoted to major banks in the interbank eurodollar market) at which deposits of United Stages Dollars in immediately available and freely transferable funds would be offered at 11:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Interest Period by the principal offshore funding office of Agent to major banks in the interbank eurodollar market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the LIBOR Loan to be outstanding from Agent during such Interest Period. Each determination of LIBOR made by Agent in accordance with this paragraph shall be conclusive and binding on Borrower except in the case of manifest error.

              "LIBOR Loan" means a Loan bearing interest as specified in PARAGRAPH 3C(ii).

              "LIBOR MARGIN" means one and 65/100 percent (1 65/100%); provided, however, that as long as the ratio of Total Debt to the sum of Total


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    Debt and Consolidated Net Worth does not exceed .35 to 1.00, LIBOR Margin shall mean one and one-half percent (1 1/2%).

              "RESERVE PERCENTAGE" means, for the purpose of computing the Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

         (b) The definitions of the terms "BUSINESS DAY" and "LOAN" or "LOANS" set forth in PARAGRAPH 1.1 are hereby amended and restated to read in their entirety as follows:

              "BUSINESS DAY" means any day on which the Agent is open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday and with respect to LIBOR Loans, dealing in United States dollar deposits in London, England.

              "LOAN" or "LOANS" means and includes all Prime Rate Loans and LIBOR Loans made under the Credit Commitment, unless the context in which such term is used shall otherwise require.

         (c) PARAGRAPH 2B is amended and restated to read in its entirety as follows:

              2B. BORROWING PROCEDURES UNDER THE CREDIT COMMITMENT. Borrower shall give Agent irrevocable telephonic notice, written notice or telecopied notice by no later than 12:00 p.m., Chicago time, on the date it requests to make a Loan hereunder. Each such notice shall be effective upon receipt by Agent and shall specify the date of the Loan (which shall be a Business Day), the amount of such Loan, whether the Loan is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Borrower shall give Agent irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests Agent to effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as provided in PARAGRAPH 3E. Borrower agrees that Agent may rely on any notice given by any person it reasonably believes to be an authorized officer of


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    Borrower without the necessity of independent investigation. Each borrowing shall be on a Business Day.

         (d) Paragraph 3C and 3D are amended and restated to read in their entirety as follows:

              3C.  APPLICABLE BORROWING AMOUNTS; INTEREST RATES; DEFAULT RATE

                   (i) Borrower hereby promises to pay interest on the unpaid principal amount of each Loan at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to PARAGRAPH 3E hereof, or (B) paid in full. Accrued interest on the outstanding principal amount of Loans shall be payable (i) monthly in arrears on the last Business Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the Interest Period therefor in the case of a LIBOR Loan, (iii) upon conversion of any Loan into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Loan so converted) and (iv) upon the Credit Termination Date, which payments shall commence with the last Business Day of March, 1996 in the case of a Base Rate Loan. After the Credit Termination Date or Conversion Date, as applicable, accrued interest on such Loans shall be payable on demand.

                   (ii) Each LIBOR Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with PARAGRAPH 3C(i) above.

                   (iii) If any payment of principal on any Loan is not made when due, such Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the applicable interest rate from time to time in effect (computed on the basis of a 360 day year and actual days elapsed).

              3D. COMPUTATION OF INTEREST. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day


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    year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans outstanding after such conversion shall be calculated assuming such LIBOR Loan replaced a corresponding amount of Base Rate Loans bearing interest at the Base Rate applicable thereto immediately prior to such conversion such that the remaining principal amount of Base Rate Loans outstanding after such conversion shall bear interest at the Base Rate which would have been applicable to such Base Rate Loans had no such conversion been effected.

         (e) PARAGRAPH 3E shall be deemed to be moved to PARAGRAPH 3I and the following PARAGRAPHS 3E, 3F, 3G and 3H are appended to the Agreement:

              3E.  CONVERSION AND REBORROWING OF LOANS.

                   (i) Provided that no Event of Default has occurred and is continuing, Base Rate Loans may, subject to PARAGRAPHS 2B AND 3C(ii) hereof, at any time be converted by Borrower to LIBOR Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to PARAGRAPH 3C(ii), any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give Agent notice of the reborrowing of any such LIBOR Loan as provided in PARAGRAPH 2B hereof.

                   (ii) In the event that (x) Borrower fails to give notice pursuant to PARAGRAPH 2B hereof of the reborrowing of any LIBOR Loan or fails to specify the Interest Period applicable to such reborrowing or (y) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to PARAGRAPHS 3C(ii) (IN THE CASE OF SUBPART (y) OF THIS PARAGRAPH 3E(ii) AND 8B hereof if an Event of Default has occurred and is continuing, whichever is applicable, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

              3F. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or the Notes, if at any time Agent shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for Agent to effect a conversion of a Base Rate


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    Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, Agent shall promptly give notice thereof (together with an explanation of the reasons therefor) to Borrower, and the obligation of Agent to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for Agent to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Banks under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

              3F. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE LIBOR RATE OR ADJUSTED LIBOR RATE. Notwithstanding any other provision of this Agreement or the Notes to the contrary, if prior to the commencement of any Interest Period Agent shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to Agent in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then Agent shall promptly give notice thereof to Borrower, and the obligation of Agent to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Banks under this Agreement or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

              3G.  YIELD PROTECTION, ETC.

                   (i) INCREASED COSTS. If (x) Regulation D of the Board of Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its lending branch with any request or directive (whether or note having the force of law) of any such authority, central bank or comparable agency,


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                         (A) shall subject such Bank, its lending branch or
              any Loan to any tax,duty, change, stamp tax, fee, deduction, withholding or other charge in respect to this Agreement, any Loan, the Notes or the obligation of such Bank to make or maintain any Loan, or shall change the basis of taxation of payments to such Bank of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of such Bank imposed by the federal, state or local jurisdiction in which such Bank's principal executive office or its lending branch is located);

                         (B) shall impose, modify or deem applicable any
              reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank; or

                         (C) shall impose on any  Bank any penalty with
              respect to the foregoing or any other condition affecting this Agreement, any Loan, the Notes or the obligation of such Bank to make or maintain any Loan;

         and the result of any of the foregoing is to increase the cost to (or to impose a cost on) any Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by any Bank under this Agreement or under the Notes with respect thereto, then Agent shall notify Borrower after it receives final notice of any of the foregoing and, within 45 days after demand by Agent (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to the applicable Bank for such additional amount or amounts as will compensate the Bank for such increased cost or such reduction.

                   (ii) CAPITAL ADEQUACY. If either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by any Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased solely by or solely based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by Agent, Borrower shall immediately pay to the applicable


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         Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder.

              3H. FUNDING INDEMNITY. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

                   (i) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                   (ii) any failure by Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to PARAGRAPH 2B hereof;

                   (iii) any failure by Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                   (iv)  the occurrence of any Event of Default;

    then, upon the demand by Agent, Borrower shall pay to the applicable Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation under this PARAGRAPH 3H, Agent shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on Borrower as to the amount thereof except in the case of manifest error.

              3I. DISCRETION OF AGENT AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary other than PARAGRAPH 3H, Agent shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Agent had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.


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         (f)  Any and all references in PARAGRAPH 4A(14) to "three quarters of one percent (.75%)" shall hereby be deemed amended to refer to "one-half of one percent (.50%)."

    3. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE 7 and all covenants set forth in ARTICLES 5 AND 6 of the Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except that any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.

    4. NO BREACH OR DEFAULT. Borrower hereby represents and warrants that no Event of Default, breach or default has occurred under this Agreement. Borrower further represents and affirms that there are no defenses, setoffs, claims or counterclaims which could be asserted against Banks or Agent related to the Agreement.

    5. EFFECTUATION. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.




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    6.   COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ATTEST:                                REGIS CORPORATION




By:   /s/ [Illegible]                  By:   /s/ [Illegible]
   -----------------------------          -----------------------------
 Its:    Secretary                     Its:     President


                                       LASALLE NATIONAL BANK


                                       By:   /s/ [Illegible]
                                          -----------------------------
                                        Its:   First Vice President


                                       BANK HAPOALIM B.M.


                                       By:   /s/ [Illegible]
                                          -----------------------------
                                        Its:   Vice President


                                       By:   /s/ Michael J. Byrne
                                          -----------------------------
                                        Its:   Vice President


                                       LASALLE NATIONAL BANK, as Agent


                                       By:   /s/ [Illegible]
                                          -----------------------------
                                        Its: Assistant Vice President




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